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NTL INCORPORATED ANNOUNCES AGREEMENT TO SELL BROADCAST BUSINESS FOR
(POUND)1.27 BILLION

LONDON, 1 December 2004 - ntl Incorporated (NASDAQ: NTLI) today announced that it has entered into a definitive agreement to sell its broadcast business to a consortium led by Macquarie Communications Infrastructure Group (MCG) and including Macquarie Bank Limited, Industry Funds Management (Nominees) Limited and other third party investors for a purchase price of (pound)1.27 billion. The sale is subject to regulatory approval and is expected to close in the first quarter of 2005. ntl and the broadcast business have also entered into certain agreements relating to the provision of future services.

ntl is currently evaluating alternative uses of the proceeds generated from the sale. These alternatives include a special dividend to shareholders and/or stock repurchases, debt repayment and general corporate purposes. The decision regarding use of proceeds, which will be designed to maximize shareholder value, will be made after the sale is completed, taking into account tax, legal and structural considerations.

Simon Duffy, Chief Executive Officer of ntl, said, "We are very pleased to have agreed the sale of our Broadcast division to MCG on these terms. MCG has been an excellent owner of a similar business we sold to them in Australia in 2002 and I am sure that they will prove to be an equally good owner of our UK Broadcast business. The 2002 transaction has proved to be highly beneficial to both MCG and ntl and I am confident that the transaction we are announcing today will prove to be just as successful for both parties. Going forward, this transaction will enable us to focus on continuing to grow our core cable and broadband businesses."

The broadcast business provides tower site leasing, broadcast transmission, satellite, media, public safety communications and other network services in the UK and the Republic of Ireland. The broadcast business' customers include the leading UK mobile wireless operators, all major commercial television and radio broadcasters and public safety organizations such as the police, fire and ambulance services. The broadcast business has the second largest independent portfolio of wireless towers and sites available for lease in the UK.

More on ntl Incorporated:

o ntl Incorporated (NASDAQ: NTLI) offers a wide range of communications and entertainment services to residential and business customers throughout the UK and Ireland.

o ntl is the UK's largest cable company and leading broadband supplier with over one million broadband customers and 3 million residential customers.

o ntl's fibre-optic broadband network can service 7.8 million homes in the UK including London, Manchester, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Various statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors include those set forth under the caption "Risk Factors" in our form 10-K that was filed with the SEC on March 11, 2004 and under the caption "Risks Factors" in a Registration Statement on Form S-8 that was filed with the SEC on September 9, 2004 such as potential adverse developments with respect to our liquidity or results of operations; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate sufficient cash to service our debt; the impact of new business opportunities requiring significant up-front investments; our ability to attract and retain customers, increase our overall market penetration and react to competition from providers of alternative services; our ability to integrate our billing systems; our significant management changes since our emergence from Chapter 11 reorganisation; our ability to develop and maintain back-up for our critical systems; our ability to respond adequately to technological developments; our ability to maintain contracts that are critical to our operations; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals, and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; interest rate and currency exchange rate fluctuations; the impact of our reorganisation and subsequent organisational restructuring; and our plan to separate ntl: Broadcast from our other operations and the results of our ongoing auction process.

We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting these statements.

For further information about ntl please contact:

Investor Relations:
US: Patti Leahy, +1 610 667 5554
UK: Virginia Ramsden, +44 (0)20 7967 3338

Media:

Alison Kirkwood, +44 (0)1256 752662 / (0)7788 186154
Nicola Mitchell, +44 (0) 1256 752669 / (0)7884 057 576

Buchanan Communications:

Richard Oldworth or Jeremy Garcia, +44 (0)20 7466 5000